UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934


                        September 11, 2002
                        ------------------
                        (Date of Report)


                  VENTURES-NATIONAL INCORPORATED
                  ------------------------------
      (Exact name of registrant as specified in its charter)



           Utah                     000-32847                87-0433444
           ----                     ---------                ----------
(State or other jurisdiction       (Commission              (IRS Employer
     of incorporation)             File Number)          Identification No.)


      1855 Norman Avenue, Santa Clara, California 95054-2029
      ------------------------------------------------------
            (Address of principal executive offices)


                          (408) 727-7513
                          --------------
       (Registrant's telephone number, including area code)


  (Former name or former address, if changed since last report.)

Item 5.   Other Events.

     Set forth below is supplemental information concerning Ventures-National Incorporated (the "Company").

                             BUSINESS

OVERVIEW.
---------

     Effective as of August 12, 2002, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Titan EMS Acquisition Corp., a newly-formed Delaware corporation and wholly-owned subsidiary of the Company ("Acquisition"), and Titan EMS, Inc., a Delaware corporation ("Titan"), which sets forth the terms and conditions of the business combination of the Company and Titan through the merger of Acquisition with and into Titan (the "Merger") as a result of which Titan has become a wholly-owned subsidiary of the Company. The Merger became effective on August 30, 2002 (the "Effective Time") upon the satisfaction or waiver of each of the closing conditions set forth in the Merger Agreement and the subsequent filing of a Certificate of Merger of Acquisition into Titan with the Secretary of State of the State of Delaware.

Terms of the Reorganization.
----------------------------

     On August 12, 2002, the Company and Acquisition entered into an
Agreement and Plan of Merger (the "Merger Agreement") with Titan. The Company made the representations and warranties contained therein. Pursuant to the terms of the Merger Agreement, Acquisition merged with and into Titan through the exchange of 6,880,490 shares of common stock of the Company for all of Titan's outstanding shares of common stock. Titan's business will be the focus of the Company's operations going forward. Management of Titan or their nominees will also assume similar roles with the Company. The directors of the Company immediately prior to the Effective Time shall irrevocably resign effective as of the close of business on the last day of the period commencing at the Effective Time and terminating on the tenth day following the transmission by the Company to the holders of record of securities of the Company the information required by Rule 14f-1 under the Exchange Act (the "Gap Period") and shall appoint the directors of Titan at the Effective Time as the directors of the Company commencing at the close of business on the last day of the Gap Period, each to serve, in each case (subject to the Company's by-laws), until their respective successors shall have been elected and qualified. The directors of the Company immediately prior to the Effective Time shall appoint the officers of Titan at the Effective Time as the officers of the Company commencing at the Effective Time, each to serve, in each case (subject to the Company's by-laws), until their respective successors shall have been elected and qualified. The officers of the Company immediately prior to the Effective Time shall resign effective at the Effective Time. The Company transmitted the information required by Rule 14f-1 to its holders of record on September 5, 2002.

     During the Gap Period, the board of directors of the Company shall not do any of the following without the prior written consent of the Chief Executive Officer of Titan immediately prior to the Effective Time: (i) terminate or remove any then officer or Director of the Company; (ii) appoint any additional officers or Directors of the Company; (iii) change the duties of any of the foregoing officers from those duties to which they were subject as officers of Titan immediately prior to the Effective Time; (iv) hire or terminate any employee of the Company; (v) declare any liquidating or other dividend or distribution of property; (vi) authorize any bonus or increase in compensation; or (vii) subject the Company or Titan to any indebtedness or other obligation to which it was not subject immediately prior to the Effective Time; or (viii) take any other action not in the ordinary course of business of the Company. Additional negotiated terms of the Merger call for the name of the Company to be changed to "Titan General Holdings, Inc."

     On August 12, 2002, Titan acquired all of the non-real estate assets and assumed all of the non-term loan liabilities of SVPC Partners, LLC ("SVPC") in exchange for the issuance to SVPC of 800,000 shares of Titan common stock, pursuant to the terms and conditions of a Contribution Agreement and Assignment and Assumption of Liabilities by and between SVPC and Titan. In connection with the contribution, certain consents had not been received as of the closing date. Titan and SVPC have agreed that if such agreements are not received or they are such that the value of the contribution is detrimentally affected, SVPC will return shares in an amount equal to the resulting damages based on a value of $1.50 per share.

     On August 12, 2002, Titan acquired assets contributed by Louis George, the Chief Executive Officer of the Company at the Effective Time, pursuant to the terms and conditions of a Contribution Agreement and Assignment and Assumption of Liabilities by and between Louis George and Titan, in exchange for 50,000 shares of Titan common stock.

     Immediately prior to the Effective Time, Forest Home Investors I, LLC ("Forest Home") and Phoenix Business Trust ("Phoenix Trust"), lenders of Titan, converted indebtedness owed by Titan into shares of Titan common stock at the conversion price of $1.50 per share, which resulted in the issuance of 6,667 shares and 123,823 shares to Forest Home and Phoenix Trust, respectively. Immediately after the Effective Time, each of Ohio Investors of Wisconsin, LLC ("Ohio Investors") and Irrevocable Children's Trust ("ICT"), creditors of Titan, converted certain outstanding indebtedness of Titan into shares of the Company's common stock at $1.50 per share. These conversions resulted in the issuance to Ohio Investors of 1,160,764 shares and to ICT of 68,667 shares, reflecting indebtedness of $1,741,146 and $103,000, respectively. The shares of the Company's common stock issued to each of Forest Home, Phoenix Trust, Ohio Investors and ICT are beneficially owned by David Marks, the Company's Chairman of the Board commencing at the end of the Gap Period.

     Prior to the completion of the Merger, on August 12, 2002, Titan borrowed $150,000 from a prospective investor in a private placement in exchange for a short-term promissory note, which note may be offset against such investor's subscription payment obligations in the private placement.

History of Titan.
-----------------

     Titan is a manufacturer of time sensitive, high tech, prototype and pre-production printed circuit boards with the equipment capability for expansion to include backplane assembly.

     Beginning in the year 2001, Titan began acquiring cutting edge technology equipment and processes from competitors unable to remain in business due to a severe market downturn and overwhelming debt. Titan has also obtained customer lists and orders from several of these firms, resulting in new business opportunities.

     Titan's predecessor, SVPC, commenced its operations in July 2001. On July 16, 2001, SVPC acquired all of the assets of SVPC Circuit Systems, Inc. and certain assets of Circuit Systems, Inc. ("CSI") pursuant to a combined approved bankruptcy court sale. After acquiring SVPC Circuit Systems, Inc. and certain assets of CSI, Titan acquired certain system integration division assets out of bankruptcy from creditors of Paragon Electronic Systems, Inc.

Business of Titan.
------------------

     Titan provides time-critical, one-stop printed circuit board manufacturing services to original equipment manufacturers and electronic manufacturing services providers. Titan's prototype printed circuit boards can serve as the foundation in many electronic products used in telecommunications, medical devices, automotive, military applications, aviation components, networking and computer equipment. Titan's time-to-market manufacturing services enable its customers to shorten their cycle time throughout the development, introduction and ramp-up phases to the market.

     Titan offers a competitive manufacturing solution to its customers through its Printed Circuit Board Operating Group, which is a bare-board manufacturer that provides time sensitive printed circuit boards to the electronics industry at a competitive price. Titan's focus is on niche printed circuit boards consisting of complex high layer count, fine-lines and high-performance materials with capabilities to deliver in 24 hours at a premium to a standard 10 day lead time.

     At its new facility in Fremont, California, Titan will have the capacity to produce 2,500 manufacturing panels of printed circuit boards per week. Titan's standard panel sizes range from 14" x 18" to an oversize panel of 24" x 30". The base price of a printed circuit board is primarily determined by the amount of completed routed boards that can be placed on manufacturing process panel. The amount of layers of a printed circuit board can affect Titan's weekly capacity, but realized in average panel price. For example, an order representing a higher number of layers, 12 or more, will decrease overall capacity, whereas an order for printed circuit boards with less than 12 layers will increase overall capacity.

     Titan has the capability to produce up to 34 layer circuit boards with finished hole aspect ratios up to 15 to 1 (15:1), whereas the industry standard is typically equal to 10 or less.

     Titan is able to produce high technology printed circuit boards with surface finishes consisting of tin/lead, immersion gold, organic solderability coating also known as OSP, electrolytic soft and hard gold, silver and tin/nickel finishes. Titan's printed circuit boards are also engineered to support electrical characteristics for high-speed digital designs consisting of controlled impedance.

     For the year ended December 31, 2001, orders with delivery requirements of 10 days or less represented approximately 60% of Titan's deliveries and an estimated 90% of Titan's gross sales. Ten day or less orders represented a higher percentage of gross sales for Titan's Santa Clara facility, which had primarily focused on prototype opportunities through its existing customer base.

INDUSTRY BACKGROUND.
--------------------

     Printed circuit boards serve as the foundation of all complex electronic products. The printed circuit board manufacturing industry has benefited from the proliferation of electronic products in a variety of applications, ranging from consumer products, such as cellular telephones, to high-end commercial electronic products, such as communications and computer networking equipment. Printed circuit boards are manufactured from sheets of laminated base material purchased from various laminate suppliers. Each sheet (also known as a manufacturing process panel) typically consists of multiple printed circuit boards, while each board contains its own identity consisting of electrical circuitry etched from copper to provide an electrical connection between the components mounted to it.

     Products that utilize printed circuit boards have high levels of complexity and short life cycles as original equipment manufacturers continually develop new and increasingly sophisticated products. Titan believes these characteristics benefit printed circuit board manufacturers that can assist original equipment manufacturers in bringing a product to market faster by providing the engineering expertise, process controls and execution capabilities to accelerate product development and quickly proceed to volume production. Manufacturers of complex electronics products in high-growth markets, including consumer electronics, the computer and networking industry, medical devices, military contracts, automobiles, aviation and the telecommunications industry are continually under pressure to bring their products to market faster. The success of these industries is dependent on, among other things, technological advancements, demand for a wider variety of product applications, and increasingly powerful electronic components. Titan believes that the time-critical and highly complex nature of the new and emerging markets will further increase the demand for rapid production of complex printed circuit boards.

     Titan sees several trends in the printed circuit board manufacturing industry. These include:

Importance of Prototype Printed Circuit Board Production.
---------------------------------------------------------

Original equipment manufacturers are placing increased emphasis on the prototype stage of printed circuit board production in order to accelerate product development. Domestically, higher volume production of printed circuit boards is becoming increasingly more competitive, as much of such production is exported to countries overseas for low cost manufacturing.
Titan believes on placing a stronger emphasis towards the small volume, highly complex, multi-layer prototype printed circuit boards for original equipment manufacturers in research and development companies headquartered in areas such as Silicon Valley while the production volumes are mass-produced at other locations.

Shorter Electronic Product Life Cycles.
---------------------------------------

Rapid changes in technology are shortening the life cycles of complex electronic products and reducing the period during which products are profitable, placing greater pressure on original equipment manufacturers to bring new products to market faster. The rapid adoption of innovative electronic products is heightening the need for original equipment manufacturers to minimize the time required to advance products from prototype design to product introduction. Titan believes these time-to-market requirements are causing original equipment manufacturers to increasingly rely on printed circuit board manufacturers who have the capability to meet the technology demands of compressed product life cycles.

Increasing Complexity of Electronic Products.
---------------------------------------------

The increasing complexity of electronic products is driving technological advancements in printed circuit boards. Original equipment manufacturers are continually designing more complex and higher performance electronic products, which require printed circuit boards that can accommodate higher speeds and component densities. Titan believes that original equipment manufacturers are increasingly relying upon prototype printed circuit board manufacturers who invest in advanced manufacturing process technologies and sophisticated engineering staff to accelerate product development.

SERVICES.
---------

     Titan provides its customers with a competitive prototype manufacturing solution from prototype through pre-production development. Titan's services include:

Quick Turn Production.
----------------------

     Titan's clients are typically product and chip designers that need high quality prototype printed circuit boards on an expedited basis. Titan produces prototype printed circuit boards of various types and complexities based on its clients specifications, with delivery times ranging between 24 hours and our standard lead time of 10 days.

Process Development.
--------------------

     Titan's clients are concerned with the manufacturing yields that are generally reflected in each volume production run of a market ready printed circuit board. Titan works closely with its customers' engineering departments to develop "Design for Manufacturing" standards for future high volume production. The purpose of Titan's design assistance efforts is to determine efficient layouts of printed circuit boards to improve production yields and decrease volume production costs of a market ready printed circuit board.

System Testing.
---------------

     Titan has the capability to perform several methods of electrical testing on a finished printed circuit board.

     One method is using a custom test fixture that is manufactured internally and attached to a universal grid test machine. The pins in the test fixture will establish continuity between the universal grid and the exposed metal on the surface of the printed circuit board. When a test is performed, the test fixture will verify that a circuit board's electrical continuity and electrical characteristics are performing properly. Due to the cost of these custom test fixtures, this option is best used on larger quantity orders.

     The other method of testing is known as fixtureless testing, which is more time consuming as it tests each printed circuit board, but more cost effective as it eliminates the need for test fixtures. Fixtureless testers, also known as flying-probes, utilize a series of pointed pins that float around the surface of the circuit board to verify electrical continuity and characteristics.

     Both methods can be operated through an industry electrical test format known IPC 356. Titan's combination of equipment and software provides the added flexibility for time sensitive manufacturing and a reliable electrical test at competitive prices for prototype and pre-production orders.

TECHNOLOGY.
-----------

     The market for Titan's products is characterized by rapidly evolving technology. In recent years, the trend in the electronic products industry has been to increase the speed, complexity and performance of components while reducing their size and cost. Although none of Titan's technology is proprietary, Titan believes its technological capabilities allow it to address the needs of manufacturers who need to bring complicated electronic products to market faster. Printed circuit boards serve as the foundation of products in electrical devices, large and small.

     To manufacture printed circuit boards, Titan generally receives circuit designs directly from its customers in the form of computer data files, which are reviewed to ensure data accuracy, product manufacturability and design evaluation. Processing these computer files with computer aided design technology, Titan generates images of the circuit patterns on individual layers using advanced photographic processes. Through a variety of plating and etching processes, Titan selectively adds and removes conductive materials to form horizontal layers of thin circuits called traces, which are separated by insulating material. A finished multilayer circuit board laminates together to form a number of circuitry layers, using intense heat and pressure under vacuum. Vertical connections between layers are achieved by plating through small holes called vias. Vias are made by highly specialized drilling equipment capable of achieving extremely tight tolerances with high accuracy. Titan specializes in high layer prototype printed circuit boards with extremely fine geometries and tolerances, and uses automated optical inspection systems to ensure consistent quality. Titan also intends to use clean rooms for production purposes in the Fremont, California manufacturing facility, which will minimize particles that create manufacturing defects.

     Titan believes the highly specialized equipment it uses is among the most advanced in the prototype and pre-production industry. Titan provides a number of advanced technology solutions, including:

30+ Layer Printed Circuit Boards.
---------------------------------

     Manufacturing printed circuit boards exceeding 12 layers is more difficult to accomplish due to the greater number of processes required. Titan reliably manufactures printed circuit boards up to 34 layers in a time-critical manner.

Blind and Buried Vias.
----------------------

     Vias are drilled holes which provide electrical connectivity between layers of circuitry in a printed circuit board. They typically extend all the way through the circuit board, providing connections to external features. As the demand for wiring density in a circuit board increases, vias may block channels that are needed for circuitry. As an alternative to the difficult task of adding more layers, blind and buried via technology is employed. Blind vias connect the surface layer of the printed circuit board to the nearest inner layer. Buried vias are holes that do not reach either surface of the printed circuit board but allow inner layers to be interconnected. Since blind and buried vias only extend through the layers of the printed circuit board in which they are required, more space is available on unpierced layers. Products with blind and buried vias can be made thinner, smaller, lighter and with more functionality than products with traditional vias.

Sequential Lamination.
----------------------

     When using blind and/or buried via technology in a multi-layer printed circuit board, Titan often incorporates sequential lamination manufacturing processes. Sequential lamination uses a multiple printed circuit board construction approach that generally increases the complexity of manufacturing due to an increase in the number of production steps. Titan uses sequential lamination when there is a requirement for multiple sets of laminated, drilled and plated via assemblies.

..003" Traces and Spaces Widths.
-------------------------------

     Traces are the connecting copper lines between the different components of the printed circuit board and spaces are the distances between traces. The smaller the traces and tighter the spaces, the higher the density on the printed circuit board and the greater the expertise required to achieve a desired final yield on an order.

Access Ratios of up to 15:1.
----------------------------

     The aspect ratio is the ratio between the thickness of the printed circuit board to the diameter of a drilled hole. The higher the ratio, the greater the difficulty to reliably form, electroplate and finish all the holes on a printed circuit board. Titan can drill holes using a .013" drill bit on backpanels measuring .200" thick.

Thin Core Processing.
---------------------

     A core is the basic inner-layer building block material from which printed circuit boards are constructed. A core consists of a flat sheet of material comprised of glass-reinforced resin with copper foil on either side. The thickness of inner-layer cores is determined by the overall thickness of the printed circuit board and the number of layers required. The demand for thinner cores derives from requirements of thinner printed circuit boards, higher layer counts and various electrical parameters. Core thickness in Titan's printed circuit boards range from as little as 0.002 inches up to
0.059 inches. By comparison, the average human hair is 0.004 inches in diameter.

Micro Ball Grid Array/Chip-on-Board Features.
---------------------------------------------

     A ball grid array is a method of mounting an integrated circuit or other component to a printed circuit board. Rather than using pins, also called leads, the component is attached with small balls of solder at each contact. This array method allows for greater input/output density and requires printed circuit boards with higher layer counts and tighter lines and spaces.

Controlled Impedance.
---------------------

     High speed digital requirements demand accurate timing and high signal speeds. Differential and single ended controlled impedance printed circuit boards are manufactured to specific tolerances to meet these specifications. These customer specified impedance values are then verified prior to shipment using Titan's specialized impedance test equipment.

Computer Aided Manufacturing.
-----------------------------

     Titan utilizes Orbotech equipment and software, the worldwide leader in printed circuit board manufacturing equipment and computer aided manufacturing software. These enhancements allow the software to automate many of the tasks that were handled manually by a technician, reducing overhead and costly operator errors. Titan believes that utilizing CAD generated data from the customer at its automated optical inspection machines and final electrical test will enhance yields and reduce scrap.

CUSTOMERS AND MARKETS.
----------------------

     Titan's customers include printed circuit board design companies, original equipment manufacturers and contract manufacturers that serve the rapidly changing electronics industry. Titan measures customers as those companies that place at least two orders in a 12-month period.

     Titan's current customers, by industry, are:

SECURITY                           CHIP INDUSTRY
--------                           -------------

1) Airlink Communications          1) Advanced Micro Devices
2) Corporate Systems Center        2) DSP Group
3) Pulnix Systems                  3) ESS
4) Scientific Technologies         4) Ikos Systems
5) Wherenet                        5) Transmeta

SEMICONDUCTOR                      CONTRACT MANUFACTURING
-------------                      ----------------------

1) Advanced Test Services          1) Able
2) Advantest America               2) Absolute Turnkey Services
3) Atmel                           3) Amtech Micro
4) Circuit Spectrum                4) Arrow Electronics
5) Cypress Semiconductor           5) Flextronics
6) Dallas Semiconductor            6) Leemah Electronics
7) Dimensions Consulting           7) MorganRoyce Electronics
8) Dolphin-Tek                     8) Nextlogic Technologies
9) Fine Pitch Technology           9) PD Circuits
10) IMS                           10) Sanmina Corp.
11) Jen America                   11) Symprotek
12) KDC Design                    12) UMAI
13) MM Specialties                13) Valley Services
14) MC products
15) Millenium Circuits
16) Nextest Systems
17) Performance Board Technology
18) Probe 2000
19) Test 21

TELECOMMUNICATION                 BIO MEDICAL
-----------------                 -----------

1) Broadcom Corp.                 1) Applied Biosystems
2) Corona Optical Systems
3) Ericsson Webcom
4) Genesis Microchip
5) Guzik Technical
6) RO Associates
7) Xemod Corp

     Nine customers accounted for 53.7% of Titan's sales revenues for the six months ended December 31, 2001, and twelve customers accounted for 51.2% of Titan's sales revenues for the six months ended June 30, 2002.

SALES AND MARKETING.
--------------------

     Titan's marketing strategy focuses on establishing long-term relationships with its customers' engineering staff and new product introduction personnel early in the product development phase.

     Titan's engineers, application support and managers support its sales representatives in advising customers with respect to manufacturing feasibility, design review and technology limits through direct customer communication, e-mail and customer visits. In an effort to establish individual salesperson accountability for each client and the development of long term relationships, each customer is assigned one internal account manager and an outside sales representative.

     Titan markets its services through 5 direct and 2 independent sales representatives, supervised by its Vice-President of Sales. Titan believes there are significant opportunities for it to increase its market penetration throughout the United States through further expansion of its direct and independent sales representatives.

FACILITIES.
-----------

     Current Titan facilities are as follows:


 LOCATION         SQUARE FEET    PRIMARY USE         LEASE TERMS
 --------         -----------    -----------         -----------
Santa Clara, CA     15,860      Current Office    Lease expires May 31, 2005;
                                                  lease payment of $15,840.09
                                                  per month.

Santa Clara, CA     14,721      Current           Month to month lease, with
                                Manufacturing     SVPC; lease payment of
                                Facility          $20,000.00 per month.

Fremont, CA         27,984      Upon Relocation,  Lease expires January, 2009;
                                Manufacturing     lease payment of $15,111.36
                                Facility/Office   per month.

Fremont, CA         28,176      Upon Relocation,  Month to month lease; lease
                                Potential         payment of $13,662.88 per
                                Backplane         month
                                Assembly Facility

     Titan's front offices and its manufacturing facilities are currently located in Santa Clara, California. Titan is planning to relocate its offices and its manufacturing plant into a facility formerly occupied by Tyco Electronics Inc. in Fremont, California, in connection with which it has executed a sublease. Titan's occupancy is subject to the consent and approval of the City of Fremont, California. Titan is currently leasing anotherfacility in Fremont California that may house its rigid-flex and backplane assembly operations.

     Titan believes that its present facilities located in Santa Clara, California, its intended future facilities in Fremont, California, and its state-of-the-art technology, are adequate for its current operating needs. Titan's printed circuit board facility in Santa Clara is ISO 9002 certified and UL94VO Listed. These certifications require that Titan meets standards related to management, production and quality control, among others.

SUPPLIERS.
----------

     The primary raw materials that Titan uses in production include copper-clad layers of fiberglass of varying thickness impregnated with bonding materials, chemical solutions such as copper and gold for plating operations, photographic film, carbide drill bits and plastic for testing fixtures.

     Titan utilizes just-in-time procurement practices to maintain its raw materials inventory at low levels and works closely with its suppliers to obtain technologically advanced raw materials. Although Titan has preferred suppliers for some raw materials, the materials it uses are generally readily available in the open market through numerous suppliers. In addition, Titan periodically seeks alternative supply sources to ensure that it is receiving competitive pricing and service. Adequate amounts of all raw materials have been available in the past and Titan believes this availability will continue in the foreseeable future.

COMPETITION.
------------

     The printed circuit board industry is highly fragmented and characterized by intense competition. Titan's principal competitors include:
DDI, Cirrexx, Harbor and Tyco.

     Titan believes it competes favorably on the following competitive factors:

 - competitive pricing;

 - capability and flexibility to produce customized complex products;

 - ability to offer time-to-market capabilities;

 - ability to offer time sensitive printed circuit board manufacturing capabilities;

 - consistently high-quality product; and

 - outstanding customer service.

     In addition, Titan believes that its continuous evaluation and early adoption of new or revised manufacturing and production technologies also gives it a competitive advantage. Titan believes that manufacturers like it, who have the ability to manufacture printed circuit boards using advanced technologies such as blind and buried vias, higher layer count, larger panel size and finer traces and spaces widths have a competitive advantage over manufacturers who do not possess these technological capabilities. Titan believes these advanced manufacturing and production technologies are increasingly replacing and making obsolete older technologies that do not provide the same benefits. Titan's future success will depend in large part on whether it is able to maintain and enhance its manufacturing capabilities as new manufacturing and production technologies gain market share.

     Some of Titan's competitors are likely to enjoy substantial competitive advantages, including:

 - greater financial and manufacturing resources that can be devoted to the development, production and sale of their products;

 - more established and broader sales and marketing channels;

 - more manufacturing facilities worldwide, some of which are closer in proximity to Titan's customers;

 - manufacturing facilities which are located in countries with lower production costs; and

 - greater name recognition.

GOVERNMENTAL REGULATION.
------------------------

     Titan's operations are subject to federal, state and local regulatory requirements relating to environmental compliance and site cleanups, waste management and health and safety matters. In particular, Titan is subject to regulations promulgated by:

 - the Occupational Safety and Health Administration pertaining to health and safety in the workplace;

 - the Environmental Protection Agency pertaining to the use, storage, discharge and disposal of hazardous chemicals used in the manufacturing processes; and

 - corresponding state agencies.

     To date, the costs of compliance and environmental remediation have not been material to Titan. Nevertheless, additional or modified requirements may be imposed in the future. If such additional or modified requirements are imposed on Titan, or if conditions requiring remediation were found to exist, Titan may be required to incur substantial additional expenditures.

EMPLOYEES.
----------

     As of July August 30, 2002, Titan had 63 employees, none of whom are represented by unions. Of these employees, 52 were involved in manufacturing and engineering, 5 worked in sales and marketing and 6 worked in accounting, systems and other support capacities. Titan has not experienced any labor problems resulting in a work stoppage and management believes that it has good relations with its employees.

             SPECIAL CONSIDERATIONS AND RISK FACTORS

       Information contained in this Current Report on Form 8-K contains "forward-looking statements," which are qualified by the information contained in the section of this Current Report on Form 8-K entitled "Special Note Regarding Forward-Looking Statements." If any of the risks described below materialize, the value of the Company's common stock could be adversely affected. Unless otherwise described therein, or unless the context otherwise requires, references to "the Company" "Titan", "it" or "its", refer to the Company, together with its subsidiaries and affiliates, and their respective predecessors.

Considerations and Risks Relating to Our Business and the Company.
------------------------------------------------------------------

The Company has a limited operating history.
--------------------------------------------

     The Company was incorporated in 1985 had no material operations between 1990 and early 2000. The Company recommenced its development stage in early 2000, and had no material operations from such time until the Merger. Titan's' predecessor, SVPC, commenced its operations in July 2001. Accordingly, the Company has a limited operating history. Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets such as the printed circuit board industry. Such risks include the following:

  *  competition;

  *  need for increased acceptance of its products;

  *  ability to continue to develop and extend the Titan brand identity;

  *  ability to anticipate and adapt to a competitive market;

  *  ability to effectively manage rapidly expanding operations;

  * amount and timing of operating costs and capital expenditures relating to expansion of the Company's business, operations, and infrastructure;

  *  ability to provide superior customer service; and

  *  dependence upon key personnel.

     The Company cannot be certain that its business strategy will be successful or that it will successfully address these risks. In the event that it does not successfully address these risks, its business, prospects, financial condition and results of operations could be materially and adversely affected. Information regarding all past operations of the Company prior to the Merger can be found in the reports/registration statements of the Company that have been previously filed with the Commission.

The Company does not have a history of profitability and, consequently, cannot predict whether it will ever reach profitability.
-------------------------------------------------

     The Company, since recommencing its development stage activities, and Titan, since inception, have not generated profits to date. Moreover, the Company will need to increase significantly its operating expenses to implement its business plan. As a result of the foregoing factors, the Company could incur significant losses on a quarterly and annual basis for the foreseeable future. The Company's ability to generate revenues and profits in the long term will depend primarily upon the successful implementation of the business plan. No assurance can be given that the Company will be successful in implementing its business plan or that it will generate sufficient revenues to achieve profitability.

     If the anticipated cash generated by the Company's operations are insufficient to fund requirements and losses, the Company will need to obtain additional funds. There can be no assurance that financing will be available in amounts or on terms acceptable to the Company, if at all.

The Company believes that it will require additional financing to implement its business plan.
------------------

     The Company anticipates that it will require additional financing in order to implement its business plan. Such financing may be in the form of equity, debt or bank financing. Particularly in light of the Company's limited operating history, there can be no assurance that the Company will be able to obtain the necessary additional capital on a timely basis or on acceptable terms, if at all. In any of such events, the Company's business, prospects, financial condition, and results of operations would be materially and adversely affected. As a result of any such financing, the holders of the Company's common stock may experience substantial dilution.

Fluctuations in operating results may affect the Company's stock price.
-----------------------------------------------------------------------

     The Company's operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside its control. These factors include: (i) the amount and timing of capital expenditures and other costs relating to the implementation of the Company's business plan, including acquisitions of, and investments in, competing or complementary companies or technologies; (ii) the introduction of new products or services by the Company or its competitors; (iii) pricing changes in the printed circuit board manufacturing or assembly industries; (iv) technical difficulties with respect to the use of the Company's products; (v) regulatory changes; and (vi) general economic conditions and economic conditions specific to the printed circuit board manufacturing industry. As a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service, or marketing decisions or acquisitions that could have a material adverse effect on the Company's business, prospects, financial condition, and results of operations.

The Company does not expect to pay cash dividends in the foreseeable future.
----------------------------------------------------------------------------

     To date, the Company, has not paid dividends or other distributions and does not intend to pay dividends or other distributions for the foreseeable future, and the Company intends to reinvest all of its earnings in the development of its business. In addition, the Company may enter into agreements with lenders or other financing parties that restrict or prohibit the payment of dividends or other distributions. Accordingly, no assurance can be given that the Company will pay any dividend or other distributions to the holders of its capital stock.

The Company is heavily dependent upon the electronics industry, and excess capacity or decreased demand for products produced by this industry could result in increased price competition as well as a decrease in the Company's gross margins and unit volume sales.
------------------------------------

     The Company's business is heavily dependent on the electronics industry. A majority of the its revenues are generated from the networking, high-end computing and computer peripherals segments of the electronics industry, which is characterized by intense competition, relatively short product life-cycles and significant fluctuations in product demand. Furthermore, these segments are subject to economic cycles and have experienced in the past, and are likely to experience in the future, recessionary periods. A recession or any other event leading to excess capacity or a downturn in these segments of the electronics industry could result in intensified price competition, a decrease in the Company's gross margins and unit volume sales and materially affect its business, prospects, financial condition and results of operations.

If the Company is unable to respond to rapid technological change and process development, it may not be able to compete effectively.
-------------------------------------------------------

     The market for the Company's products is characterized by rapidly changing technology and continual implementation of new production processes. The future success of the Company's business will depend in large part upon its ability to maintain and enhance its technological capabilities, to develop and market products that meet changing customer needs and to successfully anticipate or respond to technological changes on a cost-effective and timely basis. The Company expects that the investment necessary to maintain its technological position will increase as customers make demands for products and services requiring more advanced technology on a quicker turnaround basis. The Company may not be able to borrow additional funds in order to respond to technological changes as quickly as its competitors. In addition, the printed circuit board industry could encounter competition from new or revised manufacturing and production technologies that render existing manufacturing and production technology less competitive or obsolete. The Company may not respond effectively to the technological requirements of the changing market. If the Company needs new technologies and equipment to remain competitive, the development, acquisition and implementation of those technologies and equipment may require it to make significant capital investments. In the event that the Company does not successfully address these risks, its business, prospects, financial condition and results of operations would be materially and adversely affected.

The Company is dependent upon a small number of customers for a large portion of its net sales, and a decline in sales to major customers could materially adversely affect its results of operations.
-------------------------------------------

     A relatively small number of customers is responsible for a significant portion of the Company's net sales. Nine customers accounted for 53.7% of the Company's sales revenues for the six months ended December 31, 2001, and twelve customers accounted for 51.2% of its sales revenues for the six months ended June 30, 2002. The Company's principal customers may not continue to purchase products from it at past levels and the Company expects a significant portion of its net sales will continue to be generated by a small number of customers. The Company's customer concentration could increase or decrease depending on future customer requirements, which will depend in large part on market conditions in the electronics industry segments in which the Company's customers participate. The loss of one or more major customers or a decline in sales to the Company's major customers could significantly harm the Company's business and results of operations. In addition, the Company generates significant accounts receivable in connection with providing services to its customers. If one or more of the Company's significant customers were to become insolvent or were otherwise unable to pay for the services provided by it, its business, prospects, financial condition and results of operations will be materially and adversely affected.

The Company's results of operations are subject to fluctuations and seasonality, and because many of the Company's operating costs are fixed, even small revenue shortfalls would materially decrease its gross margins.
---------------------------------------------------------------------

     The Company's results of operations vary for a variety of reasons, including:

  *  timing of orders from and shipments to major customers;

  *  the levels at which the Company utilizes its manufacturing capacity;

  * changes in the pricing of the Company's products or those of its competitors;

  * changes in the Company's mix of revenues generated from quick-turn versus standard lead time production;

  *  expenditures or write-offs related to acquisitions; and

  *  expenses relating to expanding the existing manufacturing facility.

     A significant portion of the Company's operating expenses are relatively fixed in nature and planned expenditures are based in part on anticipated orders. Accordingly, even a relatively small revenue shortfall would materially decrease the Company's gross margins. In addition, depending on the patterns in the capital budgeting and purchasing cycles of the Company's customers and its end-markets served and the seasonality of the computer industry generally, its sales may be subject to seasonal fluctuation. Such seasonal trends may cause fluctuations in the Company's quarterly operating results in the future. Results of operations in any period should not be considered indicative of the results to be expected for any future period. In addition, the Company's future quarterly operating results may fluctuate and may not meet the expectations of investors. If this occurs, the Company's ability to raise future equity financing from existing or new investors may be materially adversely impacted.

Because the Company sells on a purchase order basis, it is subject to uncertainties and variability in demand by its customers, which could decrease revenues and materially adversely affect its operating results.
---------------------------------------------------------------

     The Company sells to customers on a purchase order basis rather than pursuant to long-term contracts and, consequently, the Company's net sales are subject to short-term variability in demand by its customers. Customers submitting a purchase order may cancel, reduce or delay their order for a variety of reasons. The level and timing of orders placed by the Company's customers vary due to:

  *  customer attempts to manage inventory;

  * changes in customers' manufacturing strategies, such as a decision by a customer to either diversify or consolidate the number of printed circuit board manufacturers used or to manufacture their own products internally; and

  *  variation in demand for the Company's customers' products.

     Significant or numerous terminations, reductions or delays in the Company's customers' orders could materially adversely impact its operating results. In the event that the Company does not successfully address these risks, its business, prospects, financial condition and results of operations will be materially and adversely affected.

The Company's indebtedness could adversely affect its financial condition and the restrictions imposed by the terms of its debt instruments may severely limit the Company's ability to plan for or respond to changes in its business.
------------------------------------------------------------------------------

   As of July 29, 2002, the total amount outstanding under the Company's credit facility ($1.2 million maximum available credit line) was approximately $772,000, and the Company had approximately $214,000 available under its existing credit facility for future borrowings subject to covenant compliance.

   The Company's level of debt could have negative consequences. For example, it could:

  * require the Company to dedicate a substantial portion of its cash flow from operations to repayment of debt, limiting the availability of cash for other purposes;

  * increase the Company's vulnerability to adverse general economic conditions by making it more difficult to borrow additional funds to maintain its operations if it suffers revenue shortfalls;

  * hinder the Company's flexibility in planning for, or reacting to, changes in its business and industry by preventing it from borrowing money to upgrade its equipment or facilities; and

  * limit or impair the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes.

One of the Company's Directors, Mr. Robert Weisberg, is the Chief Executive Officer of ALCO Financial Services, LLC, the lender under the Company's credit facility.

If the Company experiences excess capacity due to variability in customer demand, its gross margins may fall.
-----------------------------------

     The Company generally schedules its quick-turn production facility at less than full capacity to retain its ability to respond to unexpected additional quick-turn orders. However, if these orders are not made, the Company may forego some production and could experience excess capacity. When the Company experiences excess capacity, its sales revenues may be insufficient to fully cover its fixed overhead expenses and its gross margins will fall. Conversely, the Company may not be able to capture all potential revenue in a given period if its customers' demands for quick-turn services exceeds its capacity during that period.

The Company is in the process of expanding its business into new products and services and may not be able to compete effectively with other companies who have been in these businesses longer than it has.
-------------------------------------------------

     The Company is in the process of expanding its business operations to include a systems integration division and by moving into a newer, larger facility in Fremont, California. The Company will be competing with companies that have substantially greater financial and manufacturing resources than it has and who have been providing these services longer than it has. The Company may not be able to successfully compete on this basis with more established competitors.

Since July 2001, the Company's predecessor, SVPC, expanded its operations through certain acquisitions and the Company may have trouble integrating these or any future acquisitions in expanding its business.
-----------------------------------------------------------

     Between July 2001 and the completion of the Merger, Titan consummated several acquisitions, including, acquisition of certain non-real estate assets of SVPC (which included certain assets that it had acquired from SVPC Circuit Systems, Inc. and Circuit Systems, Inc.) and certain assets of Paragon Electronic Systems, Inc. Both the Company and Titan have a limited history of owning and operating its businesses on a consolidated basis. The Company may not be able to meet performance expectations or successfully integrate its acquisition of Titan and its acquired businesses on a timely basis without disrupting the quality and reliability of service to its customers or diverting management resources.

   To manage the expansion of the Company's operations and any future growth, the Company will be required to:

  * improve existing and implement new operational, financial and management information controls, reporting systems and procedures;

  *  hire, train and manage additional qualified personnel;

  *  expand its direct and indirect sales channels; and

  * effectively transition its relationships with its customers, suppliers and partners to operations under its Titan brand.

     As part of its business strategy, the Company expects that it will continue to grow by pursuing acquisitions, assets or product lines that complement or expand its existing business. Other than as effected in the Merger, the Company currently has no commitments or agreements to acquire any business.

     The Company's acquisition of companies and businesses and expansion of operations involve risks, including the following:

  * the potential inability to identify the company best suited to the Company's business plan;

  * the potential inability to successfully integrate acquired operations and businesses or to realize anticipated synergies, economics of scale or other expected value;

  * difficulties in managing production and coordinating operations at new sites;

  * the potential need to restructure, modify or terminate customer relationships of the acquired company; and

  *  loss of key employees of acquired operations.

     In addition, future acquisitions may result in dilutive issuances of equity securities and the incurrence of additional debt, and, although the Company generally endeavors to avoid them, large one-time write-offs and the creation of goodwill or other intangible assets that could result in amortization expense.

Competition in the printed circuit board market is intense, and if the Company is unable to compete effectively, the demand for its products may be reduced.
-----------------------------------------------------------------------------


     The printed circuit board industry is intensely competitive, highly fragmented and rapidly changing. The Company expects competition to continue, which could result in price reductions, reduced gross margins and loss of market share. The Company's principal competitors include DDI, Cirrexx, Multek and South Bay. In addition, new and emerging technologies may result in new competitors entering the Company's market.

     Many of the Company's competitors and potential competitors have a number of significant advantages over the Company, including:

  * greater financial and manufacturing resources that can be devoted to the development, production and sale of their products;

  *  more established and broader sales and marketing channels;

  * more manufacturing facilities worldwide, some of which are closer in proximity to original equipment manufacturers;

  * manufacturing facilities which are located in countries with lower production costs; and

  *  greater name recognition.

     In addition, these competitors may respond more quickly to new or emerging technologies, or may adapt more quickly to changes in customer requirements and may devote greater resources to the development, promotion and sale of their products than the Company does. The Company must continually develop improved manufacturing processes to meet its customers' needs for complex products, and its manufacturing process technology is generally not subject to significant proprietary protection. Furthermore, increased production capacity by the Company's competitors can result in an excess supply of printed circuit boards, which could also lead to price reductions. During recessionary periods in the electronics industry, the Company's competitive advantages in the areas of providing quick-turn services, an integrated manufacturing solution and responsive customer service may be of reduced importance to the Company's customers who may become more price sensitive. This may force the Company to compete more on the basis of price and cause its margins to decline.

The Company competes against manufacturers in Asia where production costs are lower. These competitors may gain market share in the Company's market segment for higher technology printed circuit boards, which may have an adverse effect on the pricing of the Company's products.
--------------------------------------------------------

     The Company may be at a competitive disadvantage with respect to price for volume production when compared to manufacturers with lower cost facilities in Asia and other locations. The Company believes price competition from printed circuit board manufacturers in Asia and other locations with lower production costs may play an increasing role in the market for volume production. The Company does not currently have offshore facilities in lower cost locations, such as Asia. While historically the Company's competitors in these locations have produced less technologically advanced printed circuit boards, they continue to expand their technology to include higher technology printed circuit boards. In addition, fluctuations in foreign currency exchange rates may benefit these offshore competitors. As a result, these competitors may gain market share in the market for higher technology printed circuit boards, which may force the Company to lower its prices, reducing its revenues, gross profit, and cash flow from operations.

The Company relies on suppliers for the raw materials used in manufacturing its printed circuit boards, and an increase in industry demand for these raw materials may increase the price of these raw materials and reduce the Company's gross margins.
------------------------

     To manufacture the Company's printed circuit boards, it uses raw materials such as laminated layers of fiberglass, copper foil and chemical solutions which the Company orders from its suppliers. Although the Company has preferred suppliers for most of its raw materials, the materials it uses are generally readily available in the open market and numerous other potential suppliers exist. However, from time to time manufacturers of products that also use these raw materials increase their demand for these materials and, as a result, the prices of these materials increase. During these periods of increased demand, the Company's gross margins decrease as it has to pay more for its raw materials.

The Company's manufacturing process depends on the collective industry experience of its employees in its industry. If these employees were to leave the Company and take this knowledge with them, the Company's manufacturing process may suffer and it may not be able to compete effectively.
-----------------------------------------------------------------

     The Company does not have patent or trade secret protection for its manufacturing process, but instead relies on the collective experience of its employees in the manufacturing process to ensure it continuously evaluates and adopts new technologies in its industry. Although the Company is not dependent on any one employee, if a significant number of its employees involved in its manufacturing process were to leave its employment and the Company were not able to replace these people with new employees with comparable experience, the Company's manufacturing process may suffer as it may be unable to keep up with innovations in the industry. As a result, the Company may not be able to continue to compete effectively.

The Company may be exposed to intellectual property infringement claims by third parties which could be costly to defend, could divert management's attention and resources and, if successful, could result in liability.
----------------------------------------------------------------------

     The Company could be subject to legal proceedings and claims for alleged infringement by it of third party proprietary rights, such as patents, from time to time in the ordinary course of business. Although the Company is not aware of any infringement proceedings or claims against it, any claims relating to an alleged infringement, even if not meritorious, could result in costly litigation and divert management's attention and resources.

The Company's business may suffer if any of its key senior executives discontinues employment with it or if it is unable to recruit and retain highly skilled engineering and sales staff.
-------------------------------------------

     The Company's future success depends to a large extent on the services of its key managerial employees, particularly Louis George, the Company's President and Chief Executive Officer, who is began with the Company effective August 6, 2002; David Marks, the Company's Chairman of the Board; Curtis Okumura, the Company's Vice President of Operations; and Stephen Kennedy, the Company's Vice-President-Sales. Although the Company has entered into employment agreements with Mssrs. George and Kennedy and other executive officers, the Company may not be able to retain its executive officers and key personnel or attract additional qualified management in the future. The Company's business also depends on its continuing ability to recruit, train and retain highly qualified employees, particularly engineering and sales and marketing personnel. The competition for these employees is intense and the loss of these employees could harm the Company's business. In addition, it may be difficult and costly for the Company to retain hourly skilled employees. Further, the Company's ability to successfully integrate acquired companies depends in part on its ability to retain key management and existing employees at the time of the acquisition.

The Company has executed a long term lease for a new manufacturing facility beginning in the third quarter of 2002; if the Company is unsuccessful in meeting its obligations under this lease or is unable to relocate its operations in a timely and efficient manner, its ability to effectively service its customers and fill customer orders may be materially adversely affected. Two of the Company's facilities are leased on a month-to-month basis and could be terminated at any time.
------------------------------------------

     Currently, the Company operates its business in two facilities located on Santa Clara, California. The Company's manufacturing facility is leased by the Company until May, 2005. The Company maintains its offices in another Santa Clara facility that is leased on a month to month basis from SVPC. The Company's business plan includes relocating and upgrading its current printed circuit board plant into a facility formerly occupied by Tyco Electronics Inc. in Fremont, California, in connection with which the Company has executed a sublease. The Company's occupancy is subject to the consent and approval of the City of Fremont, California. The Company is not aware of any reason why it would not be issued the appropriate permits, however, there can be no assurance that such lease will be completed or that such permits will be issued. The Company's second leased facility in Fremont, California may house its rigid-flex and backplane assembly operations. The Company leases this second Fremont, California facility on a month-to-month basis. The Company is negotiating with the landlord to enter into a long-term lease, however, there can be no assurance that such lease will be completed. If not, the Company would be faced with the operational risk of a termination of its lease on one month's notice. Any such termination would have a material adverse effect on its operations. The ability of the Company's management and its employees to respond to customer orders and perform customer service may be affected by the amount of time and resources necessary to move the Company to the new facility, and consequently, its business, prospects, financial condition and results of operations may be materially and adversely affected.

The Company's management team has only recently commenced working together as a combined unit, which may make it more difficult to conduct and grow its business.
---------

     The Company's management team has only begun working together as a combined unit. If the Company's management team cannot successfully work together, it may not be able to execute its business strategy successfully or compete effectively. Any failure to manage the Company's expansion effectively could harm its business.

Products the Company manufactures may contain design or manufacturing defects, which could result in reduced demand for its services and liability claims against it.
-----------

     The Company manufactures products to its customers' specifications, which are highly complex and may contain design or manufacturing errors or failures despite the Company's quality control and quality assurance efforts. Defects in the products the Company manufactures, whether caused by a design, manufacturing or component failure or error, may result in delayed shipments, customer dissatisfaction, or a reduction or cancellation of purchase orders. If these defects occur either in large quantities or too frequently, the Company's business reputation may be impaired. Since the Company's products are used in products that are integral to the Company's customers' businesses, errors, defects or other performance problems could result in financial or other damages to the Company's customers, for which it may be legally required to compensate them. Although the Company's purchase orders generally contain provisions designed to limit its exposure to product liability claims, existing or future laws or unfavorable judicial decisions could negate these limitation of liability provisions. Product liability litigation against the Company, even if it were unsuccessful, would be time consuming and costly to defend.

The Company's failure to comply with the requirements of environmental laws could result in fines and revocation of permits necessary to its manufacturing processes.
----------

     The Company's operations are regulated under a number of federal, state and foreign environmental and safety laws and regulations that govern, among other things, the discharge of hazardous materials into the air and water, as well as the handling, storage and disposal of such materials. These laws and regulations include the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, and the Comprehensive Environmental Response, Compensation and Liability Act, as well as analogous state and foreign laws. Compliance with these environmental laws is a major consideration for the Company because its manufacturing process uses and generates materials classified as hazardous such as ammoniacal etching solutions, copper and nickel. In addition, because the Company uses hazardous materials and generate hazardous wastes in its manufacturing processes, it may be subject to potential financial liability for costs associated with the investigation and remediation of its own sites, or sites at which the Company has arranged for the disposal of hazardous wastes, if such sites become contaminated. Even if the Company fully complies with applicable environmental laws and is not directly at fault for the contamination, it may still be liable. The wastes the Company generates include spent ammoniacal etching solutions, solder stripping solutions and hydrochloric acid solution containing palladium; waste water which contains heavy metals, acids, cleaners and conditioners; and filter cake from equipment used for on-site waste treatment. The Company believes that its operations substantially comply in all material respects with all applicable environmental laws. However, any material violations of environmental laws by the Company could subject it to revocation of its effluent discharge permits. Any such revocations could require the Company to cease or limit production at one or more of its facilities, materially adversely affect its revenues and causing its common stock price to decline. Even if the Company ultimately prevails, environmental lawsuits against it would be time consuming and costly to defend. Environmental laws could also become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with violation. The Company operates in environmentally sensitive locations and it is subject to potentially conflicting and changing regulatory agendas of political, business and environmental groups. Changes or restrictions on discharge limits, emissions levels, material storage, handling or disposal might require a high level of unplanned capital investment and/or relocation. It is possible that environmental compliance costs and penalties from new or existing regulations may materially adversely affect the Company's business, prospects, financial condition and results of operations.

The Company's major stockholders controls its business, and could delay, deter or prevent a change of control or other business combination.
-------------------------------------------------------------

     One shareholder, ICT, holds approximately 66.7% of the Company's outstanding stock. David Marks, the Company's Chairman of the Board commencing at the end of the Gap Period, is one of two trustees of ICT and has sole voting and dispositive authority with respect to the shares of stock held by ICT. The two children of Karen and Frank Crivello are the beneficiaries of ICT. By virtue of its stock ownership, ICT will control all matters submitted to the Company's board and its stockholders, including the election of directors, and will be able to exercise control over its business, policies and affairs. Through its concentration of voting power, ICT could cause the Company to take actions that the Company would not consider absent its influence, or could delay, deter or prevent a change of control of the Company or other business combination that might otherwise be beneficial to the Company's stockholders. Additionally, the shares of common stock issued to each of Forest Home, Phoenix Trust and Ohio Investors are also beneficially owned by Mr. Marks, increasing his beneficial ownership to approximately 92% of the Company's outstanding common stock.

The current economic downturn or other downturns may lead to less demand for the Company's services.
-----------------------

     As a result of the general slowing of economic activities experienced in the United States in 2001 and the first two quarters of 2002, the Company's customers may delay or cancel new projects. The Company may experience a similar loss of demand during future economic downturns, whether in the regions in which it operates, its industry or that of its customers, or the economy as a whole. Recent terrorism in the United States and international hostilities may also impact the demand for the Company's services. A number of other factors, including unfavorable financing conditions for the industries the Company serves, could adversely affect the Company's customers and their ability or willingness to fund capital expenditures in the future. These conditions, either singly or collectively, could result in lower revenues or slower growth than the Company anticipates, and in any of such events, its business, prospects, financial condition and results of operations could be materially and adversely affected.

Because the Company depends upon a two sites in a single geographic area it is vulnerable to the effects of natural disasters, computer viruses, and similar disruptions.
------------

     The Company's ability to successfully receive and process customer orders and provide high-quality customer service largely depends on the efficient and uninterrupted operation of its manufacturing facilities, and computer and communications hardware systems. The Company is moving its manufacturing facility to Fremont, California. The Company is vulnerable to damage or interruption from fire, flood, earthquake, power loss, computer viruses, telecommunications failure, break-ins, and similar events. In addition, the Company does not, and may not in the future, carry sufficient business interruption insurance to compensate it for losses that may occur for any of the foregoing. The occurrence of any of these events could have a material adverse effect on the Company's business, prospects, financial condition, and results of operations.

The limited market for the Company's common stock will make their price more volatile.
---------

     No active trading market existed for the Company's common stock prior to the Merger, and the Company cannot assure potential investors that a larger market will ever develop or be maintained. The market for the Company's common stock is likely to be volatile and many factors may affect the market. These include, for example:

  * the Company's success, or lack of success, in marketing its products and services;

  *  competition;

  *  governmental regulations; and

  *  fluctuations in operating results.

The stock markets generally have experienced, and will probably continue to experience, extreme price and volume fluctuations which have affected the market price of the shares of many small capital companies. These fluctuations have often been unrelated to the companies' operating results. These broad market fluctuations, as well as general economic and political conditions, may decrease the market price of the Company's' common stock in any market that develops.

The Company's common stock is considered to be "penny stock".
-------------------------------------------------------------

     The Company's common stock may be deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Exchange Act. Penny stocks are stocks:

  *  with a price of less than $5.00 per share;

  *  that are not traded on a "recognized" national exchange;

  *  whose prices are not quoted on the NASDAQ automated quotation system; or

  * in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

     Section 15(g) of the Exchange Act and Rule 15g-2 promulgated thereunder require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a "penny stock" for the investor's account. The Company urges potential investors to obtain and read this disclosure carefully before purchasing any shares that are deemed to be "penny stock."

     Rule 15g-9 promulgated under the Exchange Act requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any "penny stock" to that investor. This procedure requires the broker-dealer to:

  * obtain from the investor information about his or her financial situation, investment experience and investment objectives;

  * reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has enough knowledge and experience to be able to evaluate the risks of "penny stock" transactions;

  * provide the investor with a written statement setting forth the basis on which the broker-dealer made his or her determination; and

  * receive a signed and dated copy of the statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives.

     Compliance with these requirements may make it harder for investors in the Company's common stock to resell their shares to third parties. Accordingly, the Company's common stock should only be purchased by investors who understand that such investment is a long-term and illiquid investment, and are capable of and prepared to bear the risk of holding the common stock for an indefinite period of time.

                            *   *   *

Special Note Regarding Forward-Looking Statements.
--------------------------------------------------

     This Current Report on Form 8-K contains forward-looking statements regarding the Company's plans and objectives for the future. These forward-looking statements are based on current expectations that involve numerous risks and uncertainties. The Company's plans and objectives are based on a successful execution of its business strategy and is based upon a number of assumptions, including that there will be no unanticipated material adverse change in the Company's operations or business. These assumptions involve judgments with respect to, among other things, future economic, political, competitive, and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. Although the Company believes that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could prove inaccurate. The forward-looking statements included in this Current Report on Form 8-K may prove to be inaccurate. In light of the significant uncertainties inherent in these forward-looking statements, these statements should not be regarded as representations by the Company or any other person that the Company will achieve its objectives and plans.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

   Exhibit
   Number              Description of exhibit


      10.1 Agreement And Plan Of Merger, dated as of August 12, 2002, among Ventures-National Incorporated, Titan EMS Acquisition Corporation, and Titan EMS, Inc.*
      10.2 Contribution Agreement dated as of August 6, 2002, by and between Titan EMS, Inc. and SVPC Partners, LLC.*
      10.3 Contribution Agreement dated as of August 6, 2002 by and between Titan EMS, Inc. and Louis George.*
      10.4 Employment Agreement dated as of August 6, 2002 by and between Titan EMS, Inc. and Louis George.*
      10.5 Employment Agreement dated as of August 12, 2002 by and between Titan EMS, Inc. and Stephen Saul Kennedy.*
      10.6 Consulting Agreement dated as of July 29, 2002 by and between Robert Ciri and the Company.*
      10.7 Consulting Agreement dated as of July 29, 2002, by and among the Company, Jenson Services, Inc., Duane S. Jenson, Jeffrey D. Jenson, Travis T. Jenson, Thomas J. Howells, Jeffrey D. Jensen, Leonard W. Burningham and James P. Doolin.*
      10.8 Consulting Agreement dated as of July 29, 2002 by and between the Company and STAR Associates, LLC.*
      10.9 Financial Advisory Agreement dated as of July 29, 2002 by and between the Company and STAR Associates, LLC.*
      10.10 Letter Agreement dated August 26, 2002 by and between Titan EMS, Inc. and Phoenix Business Trust.*
      10.11 Letter Agreement dated August 26, 2002 by and between Titan EMS, Inc. and Forest Home Investors I, LLC.*
      10.12 Indemnification Agreement dated August 19, 2002 by and among the Company, Titan EMS and Jenson Services, Inc.*
      10.13 Option Agreement dated as of August 22, 2002 by and among the Company, Jenson Services, Inc., Duane S. Jenson, Jeffrey D. Jenson, Travis T. Jenson, Thomas J. Howells, James P. Doolin, Leonard W. Burningham, Esq. and Interwest Transfer Company with addendum.
      10.14 Letter Agreement dated August 30, 2002 by and between Ventures-
            National Incorporated and Irrevocable Children's Trust.
      10.15 Letter Agreement dated August 30, 2002 by and between Ventures-
            National Incorporated and Ohio Investors of Wisconsin LLC.

* Previously filed and incorporated herein by reference with the 8-K Current Report dated August 30, 2002, that was filed on September 4, 2002.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 11, 2002

                         VENTURES-NATIONAL INCORPORATED



                         By:   /s/ Louis George
                         Name:  Louis George
                         Title:    President and Chief Executive Officer